                                                                   EXHIBIT 99.03


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, William W. Rudolph, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                          /s/ William W. Rudolph
                                                          ----------------------
                                                          William W. Rudolph
August 3, 1997